Exhibit 99.1

M  A  C  K  —  C  A  L  I    R  E  A  L  T  Y    C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

ROSELAND, MACK-CALI’S MULTI-FAMILY SUBSIDIARY, ANNOUNCES KEY INVESTMENT ACTIVITY ON THE HUDSON RIVER WATERFRONT AND BOSTON MARKETS DURING SECOND QUARTER

Edison, New Jersey—July 29, 2016—Mack-Cali Realty Corporation (NYSE: CLI) today announced that Roseland Residential Trust (“Roseland”), in the second quarter of 2016, completed the acquisition of various partners’ interests in Port Imperial on the Hudson River Waterfront and in East Boston, as well as the disposition of its subordinated ownership in two Port Imperial communities. In addition, Roseland entered into an agreement to sell Andover Place in Andover, Massachusetts.

Roseland closed on the following acquisitions:

Port Imperial, Weehawken, New Jersey:

•                  The buyout of its partner’s interests in five Port Imperial waterfront development parcels, inclusive of RiverHouse 11, currently in construction.

•                  The buyout of its partner’s interests in Port Imperial South 4/5 Garage and Retail, increasing Roseland’s ownership to 70 percent.

The cost of the Weehawken transactions was approximately $36 million.

East Boston, Massachusetts:

•                  Acquired its majority partner’s interest in the 175-apartment Portside at East Pier 7 on the East Boston Waterfront, thereby increasing Roseland’s interest to 85 percent. Subsequently, the Company acquired its historical joint venture partners’ interest in East Pier 7, as well as the remaining Portside development parcels. As such, Roseland is now the 100 percent owner of the operating East Pier 7 (175 apartment homes), Portside 5/6 (296 apartment homes currently in construction), and the future rights of Portside 1- 4 (160 apartment homes). The cost of the combined acquisitions was approximately $39 million.

Roseland closed on or agreed to the following dispositions:

•                  Weehawken, New Jersey: Sale of the Company’s subordinate interest in RiversEdge at Port Imperial (236 apartment homes) and RiverParc at Port Imperial (280 apartment homes) for a total of approximately $6.4 million.

•                  Andover, Massachusetts: Entered into a contract to sell the 220-apartment home Andover Place for approximately $40.5 million. The Company anticipates closing the disposition in August.

In addition, the Company marked recent activities through the following events:

•                  Morris Plains, New Jersey: Closed on a $42.5 million construction loan for the development of Signature Place at Morris Plains.

•                  Jersey City, New Jersey: Officially cut the ribbon on M2 at Marbella, the latest addition to Marbella on the Hudson River Waterfront. M2 features 311 luxury apartment homes and the latest state-of-the-art amenities.

•                  Weehawken, New Jersey: Held ceremonial groundbreaking for RiverHouse 11 at Port Imperial, the 10-story, 295-apartment home luxury residential community, which is the latest addition to Port Imperial.

•                  Worcester, Massachusetts: Held ceremonial groundbreaking for 145 Front Street at City Square, the 237-apartment home community in the burgeoning Worcester market.

Next week, Roseland will proudly host the ceremonial groundbreaking for Signature Place at Morris Plains, marking a Mack-Cali/Roseland milestone—the first office to luxury multi-family repositioning.

“Through strategic acquisitions, we continue to strengthen our portfolio with smart investments in valuable properties. Our position in core markets like the Hudson River Waterfront and East Boston will lead to strong returns for our investors,” said Andrew Marshall, President and Chief Operating Officer of Roseland. “We are particularly excited to take a major step forward in realizing the strategic benefits of the Mack-Cali/Roseland partnership through our Morris Plains repositioning—a template we look forward to replicating elsewhere in our portfolio.”

“The multi-family portfolio is projected to grow to over 13,000 operating or in-construction apartments by year-end 2018,” said Michael J. DeMarco, President of Mack-Cali. “Regarding the Roseland equity raise, we have made significant progress in identifying investors and look forward to completing that process by early fall on terms beneficial to us.  However, we believe that we have sufficient capital to complete all of our 2016 and 2017 projects either through capital on hand or previously invested sums.”

About Roseland Residential Trust

Roseland Residential Trust (Roseland), a subsidiary of Mack-Cali Realty Corporation (NYSE: CLI) was recently formed to own, manage, and develop Mack-Cali’s luxury multi-family residential portfolio. Roseland is a premier, full-service residential and mixed-use owner and developer in the Northeast with an industry leading reputation for successful completion, execution, and management of class A residential developments. Roseland’s scalable and integrated business platform oversees the Company’s operating and in-construction assets, geographically desirable land portfolio, sourcing of new development and acquisition opportunities, and repurposing activities on Mack-Cali’s office holdings.

The Company is a recognized leader in multi-family innovation, carefully integrating each development with its surrounding cultural context to enhance the beauty, economic vitality, and energy of its environment. From thoughtfully designed residences to distinctive amenity offerings, Roseland has earned a reputation for providing residents with the most visionary communities that empower them to re-imagine the way they live.

The Company is the master developer for several nationally recognized mixed-use destinations, including Port Imperial, a $3 billion, 200-acre, mixed-use community on the Hudson River Waterfront facing Midtown Manhattan; The Highlands at Morristown Station, NJ TRANSIT’s first Transit Village project which, along with Roseland’s 40 Park/Epstein’s redevelopment, have spearheaded the revitalization of downtown Morristown; and Portside at East Pier in East Boston, where Roseland is redeveloping one-half mile of Boston Harbor into a premier luxury mixed-use community.

Additional information on Roseland is available on the Company’s website at http://www.roselandres.com/.

About Mack-Cali Realty Corporation

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, and other tenant-related services for its two-platform operations of waterfront and transit-based office and luxury multi-family assets. Mack-Cali provides its tenants and residents with the most innovative communities that empower them to re-imagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contacts:	Anthony Krug Mack-Cali Realty Corporation Chief Financial Officer (732) 590-1030 tkrug@mack-cali.com	Ilene Jablonski Mack-Cali Realty Corporation Vice President of Marketing (732) 590-1528 ijablonski@mack-cali.com	Deidre Crockett Mack-Cali Realty Corporation Director of Investor Relations (732) 590-1025 dcrockett@mack-cali.com

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